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                                                                    EXHIBIT 99.2

                   RULE 134 EMAIL NOTICE, E-DEALER CUSTOMERS


SUBJECT:  IPO Alert:  OneMain.com, Inc. available through (e-Dealer name).

(e-Dealer name), in connection with Wit Capital Corporation acting as e-Manager, is pleased to announce that we are able to offer a participation in the Initial Public Offering of OneMain.com, Inc., lead managed by BT Alex. Brown, as described below:

ISSUER: OneMain.com, Inc. provides Internet access and related services to individuals and businesses located predominately in secondary, tertiary and rural markets throughout the United States.

SECURITY:  Common Stock

EXPECTED SIZE OF OFFERING:  x shares

EXPECTED PRICE RANGE:  $x to $x

NASDAQ SYMBOL:  x

MANAGING UNDERWRITERS: BT Alex. Brown, SoundView Technology Group and Wit Capital Corporation as e-Manager/TM/

If you think you may be interested in this Initial Public Offering available through (e-Dealer name), please visit http://www.e-Dealer.com/stok/x/*/ or call
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(e-Dealer telephone number).

You can view, download and print the Preliminary Prospectus from a dedicated section of (e-Dealer's) web site at http://www.e-Dealer.com/stok/x. You may
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also obtain a prospectus by calling (e-Dealer name) at the above number or writing (e-Dealer name) at (street and city address).

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH

OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE, AND ANY SUCH OFFER MAY BE WITHDRAWN AND REVOKED WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE.
AN INDICATION OF INTEREST IN RESPONSE TO THIS ADVERTISEMENT WILL INVOLVE NO OBLIGATION OR COMMITMENT OF ANY KIND.

(e-Dealer name) is a Member NASD/SIPC

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